Exhibit 99.1

Merlin Labs to Host Investor & Analyst Webinar on March 3, 2026

Boston, Mass. — February 20, 2026 — Merlin Labs, Inc. (Merlin), an aerospace and defense technology company building the operating system of record for autonomous flight, will host an Investor & Analyst Webinar on March 3, 2026 at 1:00pm ET. The webinar will include a formal presentation and Q&A session with the management team of Merlin.

Merlin previously announced that it had entered into a Business Combination Agreement with Inflection Point Acquisition Corp. IV (Nasdaq: BACQ) on August 13, 2025, pursuant to which it intends to become a publicly traded company through a business combination (the “Transaction”).

As previously disclosed, the Transaction is expected to accelerate the delivery of new capabilities to customers and strengthen Merlin’s strategic acquisition pipeline. It positions the company to scale its AI-powered autonomy stack across diverse aircraft platforms, deepen engagements with government customers, and advance civil certification efforts, reinforcing national security amid a rapidly evolving defense environment.

To register for this webinar, please use the registration link found here. A recording will be available following the live event on Merlin’s website at https://merlinlabs.com/investor-relations/.

About Merlin

Merlin is an aerospace and defense technology company building the operating system of record for autonomous flight. Through a first-principles approach, the company is redefining what’s possible across aviation, aerospace, and defense with the goal of delivering full-stack autonomy for any aircraft, military or civilian, from takeoff to touchdown. The Merlin Pilot system powers a growing range of aircraft and mission profiles, proven through hundreds of autonomous flights from test facilities across the globe. With $100M+ total in awarded contracts from military customers, Merlin is advancing American leadership in autonomous aviation by helping to solve national security challenges through safe, reliable autonomy. To learn more, visit www.merlinlabs.com or follow us on X @merlinaero.

About Inflection Point Acquisition Corp. IV

Inflection Point Acquisition Corp. IV is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Media Contacts

Kate Gundry
617-842-6064

merlin@pluckpr.com

Forward-Looking Statements

Certain statements made herein are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the proposed business combination between Inflection Point Acquisition Corp. IV (“Inflection Point”) and Merlin Labs, Inc. (“Merlin”), the estimated or anticipated future results and benefits of the combined company following the business combination, including the likelihood and ability of the parties to successfully consummate the business combination, future opportunities for the combined company and other statements that are not historical facts.

These statements are based on the current expectations of Inflection Point and/or Merlin’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Inflection Point and Merlin. These statements are subject to a number of risks and uncertainties regarding Merlin’s business and the business combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the inability of the parties to consummate the business combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; the number of redemption requests made by Inflection Point’s shareholders in connection with the business combination; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the business combination; the risk that the approval of the shareholders of Merlin or Inflection Point for the potential transaction is not obtained; failure to realize the anticipated benefits of the business combination, including as a result of a delay in consummating the potential transaction; the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; the risks related to the rollout of Merlin’s business and the timing of expected business milestones; the effects of competition on Merlin’s business; the ability of the combined company to execute its growth strategy, manage growth profitably and retain its key employees; the ability of the combined company to obtain or maintain the listing of its securities on a U.S. national securities exchange following the business combination; costs related to the business combination; and other risks that will be detailed from time to time in filings with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing list of risk factors is not exhaustive. There may be additional risks that Merlin and Inflection Point presently do not know or that Merlin and Inflection Point currently believe are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide Merlin’s and/or Inflection Point’s expectations, plans or forecasts of future events and views as of the date of this communication. Merlin and Inflection Point anticipate that subsequent events and developments will cause their assessments to change. However, while Merlin and/or Inflection Point may elect to update these forward-looking statements in the future, Merlin and Inflection Point specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Merlin’s or Inflection Point’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or results of such forward-looking statements will be achieved.

Additional Information and Where to Find It

The business combination will be submitted to shareholders of Inflection Point for their consideration. In connection with the business combination, Inflection Point has filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which includes a proxy statement/prospectus and certain other related documents, which serves as both the proxy statement to be distributed to its shareholders in connection with its solicitation for proxies for the vote by its shareholders in connection with the business combination and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to Merlin’s equityholders in connection with the completion of the business combination. Inflection Point has mailed a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the business combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Inflection Point will send to its shareholders in connection with the business combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders are able to obtain copies of these documents and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus has been mailed to shareholders of Inflection Point. Shareholders of Inflection Point are also able to obtain copies of the proxy statement/prospectus without charge at the SEC’s website at www.sec.gov

Participants in the Solicitation

Inflection Point, Merlin, and their respective directors, executive officers, and other members of management, and consultants, under SEC rules, may be deemed participants in the solicitation of proxies from Inflection Point’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Inflection Point and/or Merlin is contained in the sections entitled “Beneficial Ownership of Securities” “The Business Combination Proposal — Interests of Certain Inflection Point Persons in the Business Combination,” and “The Business Combination Proposal — Interests of Merlin’s Directors and Executive Officers” of the definitive proxy statement/prospectus, filed with the SEC on February 12, 2026, and which is available free of charge at the SEC’s website at www.sec.gov, and supplemented by the Current Report on Form 8-K filed with the SEC on July 11, 2025, and https://www.sec.gov/Archives/edgar/data/2028707/000121390026015629/ea0258163-09.htm.

No Offer or Solicitation

This communication is for informational purposes only and is not (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law nor (ii) the solicitation of any vote in any jurisdiction pursuant to the business combination or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the business combination or the accuracy or adequacy of this communication.